ACKNOWLEDGEMENT

I, Steven K. Jones, whose address is 3108 Mediterranean Drive, Las Vegas, Nevada 89117, do hereby acknowledge and confirm that, as agent (the “Agent”) for Amera Resources Corporation, a British Columbia Corporation, whose address is Suite 709 – 837 West Hastings Street, Vancouver, British Columbia, Canada, I recorded in my name the following unpatented lode mining claims located in Nye County, Nevada, U.S.A. (the “Claims”), the location notices of which are of record in the official records of Nye County and in the Nevada State Office of the Bureau of Land Management as follows:

Name of Claims	Nye County Recording	BLM Serial Number
Roy #1-#59
Hills #1-#28

I further acknowledge and confirm that, upon being requested to do so by Amera Resources Corporation, I undertake and agree to do all such things as are necessary to quitclaim, convey and transfer unto Amera Resources Corporation or to any subsidiary that it may designate, all right, title and interest in and to all such Claims, without payment of any consideration or compensation therefore.

IN WITNESS WHEREOF, the Agent has executed and delivered this Acknowledgement as of the 31st day of December 2004.

/s/ STEVEN K. JONES

Steven K. Jones,

Agent for Amera Resources Corporation

The undersigned Amera Resources Corporation hereby accepts this Acknowledgement and the undertakings made therein.

AMERA RESOURCES CORPORATION

Per:	/s/ NIKOLAS CACOS
Authorized Signatory